    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 19, 2001
                                                           REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                               CALPINE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                          77-0212977
(STATES OR OTHER JURISDICTIONS OF                         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBERS)

                           50 WEST SAN FERNANDO STREET
                           SAN JOSE, CALIFORNIA 95113
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

         ENCAL ENERGY LTD. FIFTH AMENDED AND RESTATED STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                  ANN B. CURTIS
    EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND CORPORATE SECRETARY
                               CALPINE CORPORATION
                           50 WEST SAN FERNANDO STREET
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 995-5115
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                                BRUCE C. BENNETT
                               COVINGTON & BURLING
                           1330 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 841-1000

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
                TITLE OF EACH CLASS                   AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
          OF SECURITIES TO BE REGISTERED               REGISTERED             SHARE                PRICE           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share, of
Calpine Corporation (1)........................        879,947(2)           $52.44(3)        $46,144,420.68(3)      $11,536.11(3)
-----------------------------------------------------------------------------------------------------------------------------------

(1) Includes certain preferred stock purchase rights (the "Rights") associated with shares of the Common Stock of Calpine Corporation. Until the occurrence of certain prescribed events, none of which have occurred, the Rights are not exercisable, are evidenced by the certificate representing the Common Stock and will be transferred along with and only with the Common Stock.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "1933 Act"), the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock of Calpine Corporation.


(3) Calculated in accordance with Rule 457(h) under the 1933 Act on the basis of the average of the high and low sales prices per share of Common Stock on April 16, 2001, as reported by the New York Stock Exchange.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Calpine Corporation (the "Corporation") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     o The Corporation's Annual Report on Form 10-K for the year ended December 31, 2000;

     o The Corporation's Current Reports on Form 8-K dated February 6, 2001 and April 9, 2001;

     o The description of the Common Stock contained in the Corporation's Registration Statement on Form 8-A, filed with the Commission on August 20, 1996, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

     o The description of the preferred stock purchase rights contained in the Corporation's Registration Statement on Form 8-A, filed with the Commission on June 18, 1997 and amended by the Corporation's Registration Statement on Form 8-A/A, filed with the Commission on June 24, 1997, pursuant to Section 12 of the Exchange Act.

     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with Delaware Law, the certificate of incorporation of the Corporation contains a provision to limit the personal liability of the directors of the Corporation for violations of their fiduciary duty. This provision eliminates each director's liability to the Corporation or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. The certificate of incorporation further provides that, if the Delaware Law is amended to further reduce the liability of a corporation's directors for breaches of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the law as so amended.

     Article Ten of the bylaws of the Corporation provides for indemnification of the officers and directors of the Corporation to the fullest extent permitted by applicable law.

     The Corporation has entered into indemnification agreements with its directors and officers. These agreements provide substantially broader indemnity rights than those provided under the Delaware Law and the Corporation's bylaws. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against the Corporation or its directors or officers, but if a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by the Corporation, and the Corporation would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the benefit of the Corporation but would be offset by the Corporation's obligations to the director or officer under the indemnification agreement. In addition, the directors of the Corporation are insured under officers and directors liability insurance policies.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER                                     DESCRIPTION
------                                     -----------
  4.1           Amended and Restated Certificate of Incorporation of Calpine
                Corporation (a)
  4.2           Certificate of Correction of Calpine Corporation (a)
  4.3           Certificate of Designation of Series A Participating Preferred
                Stock of Calpine Corporation (a)
  4.4           Amended Certificate of Designation of Series A Participating
                Preferred Stock of Calpine Corporation (a)
  4.5           Amended and Restated By-laws of Calpine Corporation (b)
  4.6           Rights Agreement, dated as of June 5, 1997, by and between
                Calpine Corporation and First Chicago Trust Company of New York,
                as rights agent (c)
 *5.1           Opinion of General Counsel
*23.1           Consent of Arthur Andersen LLP, independent public accountants
*23.2           Consent of General Counsel (included in Exhibit 5.1)
*24.1           Power of Attorney of Officers and Directors of Calpine
                Corporation (set forth on the signature pages of this
                Registration Statement)
----------

  * Filed herewith.

(a) Incorporated by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 and filed with the SEC on March 15, 2001 (File No. 001-12079).

(b) Incorporated by reference to Registrant's Registration Statement on Form S-1 filed with the SEC on July 3, 1996 (Registration Statement No. 333-07497).

(c) Incorporated by reference to the Corporation's Registration Statement on Form 8-A filed with the SEC on June 18, 1997 and amended by the Corporation's Registration Statement on Form 8-A/A filed with the SEC on June 24, 1997 (File No. 001-12079).


ITEM 9.  UNDERTAKINGS.

     (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on this 19th day of April, 2001.

                                      CALPINE CORPORATION

                                      By: /s/ Ann B. Curtis
                                         --------------------------------------
                                                       Ann B. Curtis
                                                 Executive Vice President
                                                and Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Calpine Corporation do hereby constitute and appoint Peter Cartwright and Ann B. Curtis, and each of them, the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable Calpine Corporation to comply with the Securities and Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-8. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

               SIGNATURE                                         TITLE                                    DATE
               ---------                                         -----                                    ----
       /s/ Peter Cartwright                             Chairman, President, Chief                     April 19, 2001
------------------------------------                   Executive Officer and Director
           Peter Cartwright

        /s/ Ann B. Curtis                                 Executive Vice President,                    April 19, 2001
------------------------------------                 Chief Financial Officer and Director
            Ann B. Curtis

    /s/ Charles B. Clark, Jr.                                  Vice President and                      April 19, 2001
------------------------------------                 Controller, Chief Accounting Officer
        Charles B. Clark, Jr.

     /s/ Jeffrey E. Garten                                       Director                              April 19, 2001
------------------------------------
         Jeffrey E. Garten

    /s/ Michael P. Polsky                                        Director                              April 19, 2001
------------------------------------
        Michael P. Polsky

      /s/ Susan C. Schwab                                        Director                              April 19, 2001
------------------------------------
          Susan C. Schwab

    /s/ George J. Stathakis                                      Director                              April 19, 2001
------------------------------------
        George J. Stathakis

       /s/ John O. Wilson                                        Director                              April 19, 2001
------------------------------------
           John O. Wilson

    /s /  V. Orville Wright                                       Director                             April 19, 2001
------------------------------------
          V. Orville Wright

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                                     DESCRIPTION
------                                     -----------
  4.1           Amended and Restated Certificate of Incorporation of Calpine
                Corporation (a)
  4.2           Certificate of Correction of Calpine Corporation (a)
  4.3           Certificate of Designation of Series A Participating Preferred
                Stock of Calpine Corporation (a)
  4.4           Amended Certificate of Designation of Series A Participating
                Preferred Stock of Calpine Corporation (a)
  4.5           Amended and Restated By-laws of Calpine Corporation (b)
  4.6           Rights Agreement, dated as of June 5, 1997, by and between
                Calpine Corporation and First Chicago Trust Company of New York,
                as rights agent (c)
 *5.1           Opinion of General Counsel
*23.1           Consent of Arthur Andersen LLP, independent public accountants
*23.2           Consent of General Counsel (included in Exhibit 5.1)
*24.1           Power of Attorney of Officers and Directors of Calpine
                Corporation (set forth on the signature pages of this
                Registration Statement)
----------

  * Filed herewith.

(a) Incorporated by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 and filed with the SEC on March 15, 2001 (File No. 001-12079).

(b) Incorporated by reference to Registrant's Registration Statement on Form S-1 filed with the SEC on July 3, 1996 (Registration Statement No. 333-07497).

(c) Incorporated by reference to the Corporation's Registration Statement on Form 8-A filed with the SEC on June 18, 1997 and amended by the Corporation's Registration Statement on Form 8-A/A filed with the SEC on June 24, 1997 (File No. 001-12079).